Exhibit 99.1

SETTLEMENT AGREEMENT, GLOBAL RELEASE AND CANCELATION
OF PREFERRED STOCK PURCHASE AGREEMENT, PREFERRED STOCK
DRAWDOWN AGREEMENT, AGREEMENT TO ASSIGN AND SETTLE DEBT,
AGREEMENT TO ASSIGN AND SETTLE NOTES AND
AGREEMENT TO LICENSE INVENTION

This Settlement Agreement, Global Release and Cancelation of Preferred Stock Purchase Agreement, Preferred Stock Drawdown Agreement, Agreement To Assign And Settle Debt, Agreement To Assign And Settle Notes, and Agreement To License Invention (hereinafter "Settlement Agreement") is by, between and among BioNeutral Group, Inc. ("BioNeutral Group"), BioNeutral Laboratories Corporation USA ("BioNeutral Lab") (collectively "BioNeutral"), with an address of 55 Madison Avenue, Suite 400, Morristown, New Jersey 07960, and Vinfluence Pty Ltd (ACN 147 137 899) ("Vinfluence"), with an address of Level 14 No. 1 Alfred Street, Sydney, New South Wales, Australia and White Charger Limited, a New Zealand limited company ("White Charger"), whose registered office is at Level 2, 63 Fort Street, Auckland, 1010, New Zealand.

WHEREAS, in 2011, the following agreements were executed: Preferred Stock Purchase Agreement, Preferred Stock Drawdown Agreement, Agreement To Assign And Settle Debt, Agreement To Assign And Settle Notes, and Agreement To License Invention (collectively the "Five Agreements");

WHEREAS, disputes arose in connection with the parties' obligations, rights and responsibilities under the Five Agreements;

WHEREAS, on or about August 10, 2012, BioNeutral filed a Complaint with the United States District Court, Southern District of New York, seeking a declaratory judgment against Vinfluence, bearing Docket Number 12 Civ. 6145 (the "American Litigation");

WHEREAS, on December 13, 2012, BioNeutral filed an Amended Complaint in the American Litigation;

WHEREAS, in reliance on the progress of settlement negotiations with Vinfluence, on or about March 15, 2013, BioNeutral dismissed the American Litigation without prejudice;

WHEREAS, on or about December 24, 2012, Vinfluence flied a Statement of Claim with the Supreme Court of New South Wales, in Sydney, Australia, bearing Case Number 2012/398788 (the "Australian Litigation");

WHEREAS, BioNeutral has not yet been served with the Complaint in the Australian Litigation;

WHEREAS, on October 1, 2009, the SEC issued a formal order of investigation to BioNeutral Group regarding possible securities laws violations by BioNeutral and other persons (the "SEC Investigation"), concerning the process by which the Company became a publicly traded entity, trading in the Company's shares, and disclosure and promotion of developments in the Company's business;

WHEREAS, BioNeutral and Vinfluence desire to resolve both the American Litigation and the Australian Litigation, and globally settle all issues, disagreements and conflicts between or among them upon the terms and in the manner provided for in this Settlement Agreement; and

WHEREAS, on April 5, 2013, Dormant Ventures Limited, formally known as Lundia Investments Limited, changed its name to White Charger for purposes of entering into a Distribution Agreement with BioNeutral to be executed in conjunction with this Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, sufficiency and receipt of which are hereby acknowledged, BioNeutral and Vinfluence, as consideration for the promises and covenants contained herein, and intending to be legally bound hereby, do hereby covenant and agree as follows:

1. INCORPORATION OF WHEREAS CLAUSES

All of the parties hereto agree that the foregoing Whereas Clauses form a part of this Settlement Agreement without modification.

2. EFFECTIVE DATE

The Effective Date of this Settlement Agreement shall be the date on which the Settlement Agreement is fully executed by all parties.

3. DEFINITION OF CLAIMS

Wherever used in this Agreement, the term "Claims" shall be as broadly defined and construed as the context and intent allows and at a minimum shall include, but not be limited to, any and all liabilities, complaints, damages (including without limitation compensatory, consequential, punitive, special, exemplary, statutory or other), losses, demands, equitable relief, injunctive relief, disputes, disagreements, issues, allegations, contentions, causes of action, judgments, awards, findings, orders, claims, defects, sanctions, breaches, cross-claims, counterclaims, third party claims, third party claims assumed by Vinfluence, third party claims assigned to and/or compromised by Vinfluence, covenants, promises, contracts, agreements, understandings, representations, statements, obligations, responsibilities, compensation, any determinations in law, equity or administrative or arbitration proceedings, and any costs, fees, expenses, disbursements, out of pockets, or expenditures. Claims includes the foregoing wherever arising or filed.

4. DEFINITION OF PARTIES

A. BioNeutral Group is defined to include its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns.

B. BioNeutral Labs is defined to include its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns.

C. Vinfluence is defined to include its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns, including but not limited to John Seton, Greg Barclay and Wayne Johnson.

D. White Charger is defined to include its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns.

5. VINFLUENCE WARRANTIES

A. Vinfluence represents, covenants and warrants that neither it, nor its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, assigns and all others who actually or purportedly act on behalf of that party (1) have transferred, licensed, sold, encumbered, hypothecated, collateralized, pledged, disclosed, or conveyed to any third parties on a permanent or temporary basis in whole or in part any BioNeutral intellectual property rights and applications for same (including but not limited to statutory or common law trademarks, marks, trade dress, registrations, patents, copyrights, designs, logo's and trade names), and (2) will transfer, license, sell, encumber, hypothecate, collateralize, pledge, disclose, or convey to any third parties on a permanent or temporary basis in whole or in part any BioNeutral intellectual property rights and applications for same (including but not limited to statutory or common law trademarks, marks, trade dress, registrations, patents, copyrights, designs, logos and trade names).

B. Vinfluence represents, covenants and warrants that neither it, nor its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, assigns and all others who actually or purportedly act on behalf of that party have transferred, assigned, licensed, sold, encumbered, hypothecated, collateralized, pledged, disclosed, or conveyed to any third parties on a permanent or temporary basis in whole or in part any Claim assumed by, assigned to or compromised by Vinfluence pursuant to the Agreement To Assign And Settle Debt and/or the Agreement To Assign And Settle Notes.

C. Vinfluence represents, covenants and warrants that each note and/or debt for each third party settled pursuant to the Agreement To Assign And Settle Debt and/or the Agreement To Assign And Settle Notes was released by an authorized representative of each such third party, who executed a bona fide release without duress or undue influence caused by V influence.

6. CANCELATION OF THE FIVE AGREEMENTS

A. All prior agreements, including the Five Agreements, between Vinfluence and BioNeutral are hereby terminated and neither party shall have any rights, remedies, entitlement, liability, obligations or responsibilities under the Five Agreements. All shares of BioNeutral's Preferred Stock received, acquired, or otherwise obtained by Vinfluence, regardless of the Series of such Preferred Stock, will be cancelled and returned to BioNeutral, except that Vinfluence will receive and retain the number of common shares, on conversion of the Preferred Shares equal to the sum of (a) the value of the debt Vinfluence has previously satisfied pursuant to and after the execution of the Agreement to Assign and Settle Debt as set forth in Exhibit A, plus (b) shares attributable to Olshan Grundman Frome Rosenzweig LLP ("Olshan") and Reed Smith settlements (if those settlements are consummated within 30 days of the execution of this Settlement Agreement), plus (c) 2 million additional shares of BioNeutral common shares. BioNeutral will ratify the Olshan and Reed Smith settlements as part of the settlement of the American Litigation and the Australian Litigation, and not as an admission that Vinfluence is performing under any of the Five Agreements. The conversion rate for the Preferred Shares will be as set forth in the Agreement To Assign And Settle Notes, notwithstanding said Agreement's termination. Vinfluence relinquishes its rights to and consents to the return to BioNeutral all shares of BioNeutral's Preferred or Common Stock received, acquired, or otherwise obtained by Vinfluence, in connection with any or all the Five Agreements, other than as explicitly set forth in Exhibit A. So long as Vinfluence and White Charger are not in breach of this Settlement Agreement and so long as White Charger is not in breach of the Distribution Agreement, BioNeutral covenants that it will cooperate in and will not delay any request by Vinfluence or Nefco or transferees to remove legends, all at no cost or charge to Vinfluence, Nefco and transferees.

B. Any rights, remedies, or entitlement which Vinfluence had against BioNeutral under the following assignments received by Vinfluence are hereby terminated in full:

1. The Assignment and Acknowledgement of and Consent to Release, dated October 19, 2011, between Wilmer Cutler Pickering Hale and Dorr LLP ("WH") and Vinfluence, whereby WH assigned its claim against BioNeutral to Vinfluence, in the amount of $394,002.71; and

2. The Agreement to Assign and Compromise Debt, dated November 2, 2011, between 91 Midtown and Vinfluence, whereby 91 Midtown assigned its claim against BioNeutral to Vinfluence, in the amount of $18,365.00.

C. The 2 million additional common shares, as set forth in paragraph 6(A)(c) above are in consideration of (1) the termination of the Five Agreements as set forth in paragraph 6(A), (2) the terminations set forth in paragraph 6(B), and (3) for Vinfluence terminating the Australian Litigation and providing the Release set forth in paragraph 9(B).

7. DISTRIBUTION AGREEMENT

A. As further consideration for entering into this Settlement Agreement, BioNeutral will simultaneously execute a Distribution Agreement between it and White Charger whereby White Charger will hold the exclusive right to sell and distribute BioNeutral's products in the territories set forth in the Distribution Agreement. It is the intent of the parties that the Distribution Agreement and this Settlement Agreement be treated as an integrated contract.

B. Notwithstanding anything to the contrary in the Distribution Agreement, and with respect to same, White Charger represents that Alan Blackman has no direct or indirect involvement whatsoever with White Charger and White Charger shall not appoint as a sub-distributor or agent i) Alan Blackman or any entity in which he is, directly or indirectly, a principal, director, agent, officer, employee, consultant, or otherwise involved in or which he otherwise controls; or ii) any of Blackman's servants, agents, employees, successors, assigns and anyone else who has actually or purportedly acted on his behalf.

8. NEFCO

A. Upon the receipt and destruction of certificate 2555-1, and a written representation (including the amount, date of payment, and method of payment conveying the purchase monies for BioNeutral common shares) from Nefco Nominees Pty Ltd (ACN 008 687 401) ("Nefco"), BioNeutral will issue common shares to Nefco in the amount of one million two hundred seventy-eight thousand one hundred eighty one (1,278,181) common shares. Alternatively, Nefco may provide copies of the wire transfer confirmations, the cancelled checks, or evidence of any other instrument conveying the investment in or other payment for those shares, as consideration for the purchase of Nefco's shares of BioNeutral. John Seton, at no cost to Seton, will reasonably assist BioNeutral in BioNeutral asserting any claims arising from the appropriation of Nefco's 1,278,181 common shares, it being the belief of Vinfluence and BioNeutral that such appropriation was effected or assisted by a former BioNeutral director who is unrelated to Nefco and Seton. Seton will share with BioNeutral the history of the issuance and appropriation of such shares and the results of his investigations into this matter. Seton will use his reasonable efforts to procure Nefco's assistance.

B. Vinfluence represents, covenants and warrants that none of its servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, assigns and all others who actually or purportedly act on behalf of Vinfluence are related to any of (I) Nefco Nominees Ply Ltd, an entity formed in the United States ("American Nefco"), (2) ICOR Resources LLC, a Florida Limited Liability Company ("ICOR"), (3) Evan H. Berger ("Berger"), (4) Nefco NZ Holdings Limited (3884321), a New Zealand limited company, (5) Raj Pamani, (6) any of the entities believed to be owned, controlled or under the influence of Raj Pamani, which are defendants in the litigation captioned BioNeutral Group, Inc. et al. v. Pamani, et al., venued in the Superior Court of New Jersey, Chancery Division (the "Pamani Litigation"), including: (I) Indus Limited, a company incorporated under the laws of India, (ii) Jina Partners DBA Jina Ventures LLC, a company incorporated under the laws of India, (iii) Kachiun Investments Limited, a company incorporated under the laws of Western Samoa, (iv) Khasar Investments Limited, a company incorporated under the laws of Western Samoa, (v) Orient Arts Limited, a company incorporated under the laws of Western Samoa, (vi) Pamani Foods, (vii) Pamani Group, (viii) Style Asia Limited, a company incorporated under the laws of IIong Kong, and/or (ix) Style Asia LLC, a company incorporated tinder the laws of Hong Kong.

9. RELEASE OF CLAIMS

A. As part of its consideration for entering into this Agreement, and as an inducement for Vinfluence to enter into this Settlement Agreement, BioNeutral hereby releases any and all Claims against Vinfluence which BioNeutral ever had, now have, or hereinafter can, shall or may have, whether alleged or not, whether cognizable or not, whether known or not and whether justiciable or not, from the beginning of time through the Effective Date with prejudice including, but not limited to all Claims alleged in the American Litigation, whether by pleading, motion, letter, verbally or otherwise. BioNeutral shall cause the Complaint filed in the American Litigation to be dismissed with prejudice within ten days of the Effective Date. Notwithstanding this paragraph 9(A), BioNeutral is not releasing any claim against Alan Blackman. This Settlement Agreement is not intended to create, and does not create, any third party beneficiary rights.

B. As part of its consideration for entering into this Agreement, and as an inducement for BioNeutral to enter into this Settlement Agreement, Vinfluence hereby releases any and all Claims against BioNeutral which Vinfluence ever had, now have, or hereinafter can, shall or may have, whether alleged or not, whether cognizable or not, whether known or not and whether justiciable or not, from the beginning of time through the Effective Date with prejudice, including, but not limited to all Claims alleged in the Australian Litigation, whether by pleading, motion, letter, verbally or otherwise. Vinfluence shall cause the Statement of Claim filed in the Australian Litigation to be dismissed with prejudice within ten days of the Effective Date.

C. Notwithstanding above paragraph 9(A), BioNeutral's release does not include any claims currently pending in the Pamani Litigation (as defined in paragraph 8(B) above) or any claims which are asserted at any time during the pendency of the Pamani Litigation against i) any of the current or future Defendants in the Pamani Litigation; or ii) any of the servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns of the current or future defendants in the Pamani Litigation; or iii) any and all persons or entities that conspired with, cooperated with, assisted, aided or abetted the current or future defendants in the Pamani Litigation, or who benefilted from or otherwise were involved in the actions alleged in the Pamani Litigation. Notwithstanding above paragraph 9(A), BioNeutral's release does not include any claims which may be brought by BioNeutral against American Nefco, ICOR, Berger, or Nefco NZ, or any of the servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, and assigns of American Nefco, ICOR, Berger, or Nefco NZ,

D. This Settlement Agreement is not intended to create, and does not create, any third party beneficiary rights.

10. FEES AND COSTS

Each party hereto shall bear its/his/her own costs and attorneys' fees in connection with the American Litigation, the Australian Litigation, this Settlement Agreement and the Distribution Agreement.

11. ASSIGNMENT OR ENCUMBRANCE

BioNeutral and Vinfluence represent that they have not permanently or temporarily, in whole or in part, assigned, pledged or hypothecated any of the Claims released pursuant to paragraph 9. No party may assign its/his/her rights or obligations under this Settlement Agreement.

12. INVALIDITY AND SEVERABILITY

In the event that any provision of this Settlement Agreement shall be adjudicated to be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid and enforceable, or shall be excised from this Settlement Agreement, as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

13. COUNTERPARTS

This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single Agreement. A facsimile signature will be valid as an original signature for all purposes hereunder.

14. WARRANTY OF CAPACITY TO EXECUTE

Vinfluence expressly represents that it has full authority to enter into this Settlement Agreement and that the person executing this Settlement Agreement on Vinfluence's behalf is empowered and authorized to do so.

BioNeutral expressly represents that it has full authority to enter into this Settlement Agreement and that the person executing this Settlement Agreement on BioNeutral's behalf is empowered and authorized to do so.

15. TITLES AND DEFINITIONS

The titles of the paragraphs of this Settlement Agreement are inserted only as a matter of convenience and for a reference, and in no way define, limit, or describe the scope of this Settlement Agreement or the intent of the provisions herein. All terms contained herein are to be defined as set forth in this Settlement Agreement, and in the event no definition is provided, the customary and generally accepted plain meaning of the term in question shall be accorded it.

16. CONSTRUCTION

This Agreement is the result of extensive negotiation and equal bargaining between the parties hereto. Each party has had sufficient time to review and consider all terms of the Settlement Agreement. It is hereby agreed that this Settlement Agreement shall not be considered the exclusive product of one or another of the parties and no provision of this Settlement Agreement shall be construed for or against any party.

17. ENTIRE AGREEMENT

This Settlement Agreement contains the entire Agreement between the parties executing below and there are no other terms, understandings, obligations, covenants, representations, statements, conditions or inducements, oral or otherwise, of any kind whatsoever, except to the extent that the Distribution Agreement, to be drafted upon the tentatively negotiated terms, is incorporated herein by reference. No amendment, change or addition is to be made to this Settlement Agreement unless in writing executed by the parties hereto.

18. FAIR AGREEMENT

The parties acknowledge that this is a fair Agreement and that it is not the result of any fraud, duress, or undue influence exercised by any one party against another (including by one Claimant against the other Claimant) or by any third party against one of the parties and that each party is acting voluntarily and of his/her/its own free will.

19. PRIOR AGREEMENTS

The parties hereto acknowledge that this Settlement Agreement is intended to replace any and all existing understandings and agreements, whether written or oral, between the parties hereto pertaining to the issues resolved in this Settlement Agreement, and upon execution hereof, all such prior negotiations, understandings and agreements shall thereafter become merged and extinguished in this Agreement, except for the Distribution Agreement.

20. NOTICES

All notices, requests, and/or communications from one party to the other with respect to the provisions of this Agreement shall be in writing and shall be sent pursuant to this Agreement by regular mail and certified mail, return receipt requested, postage prepaid, or hand delivery, or overnight delivery service to such party at the address set forth above.

The parties agree that service of pleadings in any litigation that may arise out of or relate to this Settlement Agreement may be made pursuant to the provisions of this Section 20, without need for service pursuant to the Rules of any Court, or any United Nations Convention provided simultaneous service is also made to counsel for BioNeutral at rburnside@greenbergdauber.com and counsel for Vinfluence at jyoung@sillscummis.com.

21. NO ADMISSION

Nothing in this Settlement Agreement, or in any party's performance under this Settlement Agreement, shall be construed as an admission or declaration against interest. Vinfluence expressly denies any wrongdoing and liability to BioNeutral. BioNeutral expressly denies any wrongdoing and liability to Vinfluence.

22. LAW

The performance, construction and interpretation of this Agreement, and any disputes arising out of or relating to this Settlement Agreement shall be governed by the laws of the State of New York.

23. SUCCESSORS AND ASSIGNS

This Settlement Agreement is binding upon, as applicable, each party's servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, similarly named companies, subsidiaries, predecessors, successors, assigns and all others who actually or purportedly act on behalf of that party. Whenever a party to this Settlement Agreement is referred to or cited in this Settlement Agreement it shall be construed, defined, interpreted and treated as including that party's servants, agents, employees, officers, representatives, owners, principals, general partners, limited partners, related companies, parent companies, sister companies, subsidiaries, predecessors, successors, assigns and all others who actually or purportedly act on behalf of that party.

24. CHOICE OF FORUM

In the event any party to this Settlement Agreement elects to bring an action for breach thereof, or for any other dispute arising out of or referring to this Settlement Agreement, all parties agree that the sole and exclusive forum for that action will be the state or federal courts situated in New York.

25. MISTAKE OF LAW OR FACT

In entering into and making this Settlement Agreement, the Parties hereto assume the risk of any mistake of fact or law. If any Party hereto should later discover that any fact that it relied on in entering this Settlement Agreement is not true, or that its understanding of the facts or law was incorrect, that Party shall not be entitled to seek rescission of this Settlement Agreement as a result of such discovery. Rather, this Settlement Agreement is intended to be final and binding upon the Parties, regardless of any mistake of fact or law.

26. CONFIDENTIALITY

As part of each party's consideration for this Settlement Agreement, and as an inducement for each party to enter into this Settlement Agreement, each party agrees that the confidentiality and non-disclosure of the existence and terms of this Settlement Agreement are material conditions of settlement.

The parties, along with their counsel, heirs, executors, administrators, successors, assigns and agents, and representatives, past and present, therefore hereby agree that they shall keep confidential and not disclose the fact of this Settlement Agreement. However, this provision shall not be interpreted to preclude i) BioNeutral from disclosing the terms and existence of this Settlement Agreement in SEC filings or as required for shareholder disclosures; ii) BioNeutral from disclosing or producing information and documents, including the Settlement Agreement and/or Distribution Agreement, to the SEC in connection with the SEC Investigation whether by request, subpoena or voluntarily, and iii) the parties from disclosing the existence and terms of this Settlement Agreement to their investors, lawyers, tax advisors, accountants or governmental tax authority.

In the event that either party receives a properly issued order, subpoena or equivalent document from a forum or attorney empowered to issue same seeking to compel the disclosure of any or all of this Settlement Agreement, the receiving party shall use its best efforts to immediately serve a copy of same upon the other party and its legal counsel as set forth in the second paragraph of the Notice provision of section 20 of this Settlement Agreement.

27. LEGAL REPRESENTATION

Each party has been represented by counsel of its choice in negotiating and entering into this Settlement Agreement and each party is satisfied with said representation. To the extent that either party alleges or files a malpractice or ethics claim against its counsel subsequent to the Effective Date, same shall not constitute grounds for challenging this Settlement Agreement under any theory of law or equity and both parties waive any right to so challenge this Settlement Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date indicated below.

BIONEUTRAL GROUP, INC.

By:	/s/ Mark Lowenthal
Name: Mark Lowenthal
Title: Chief Executive Officer and President